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                                                                    EXHIBIT 23.1






                              ACCOUNTANTS' CONSENT


The Board of Directors
Transpirator Technologies, Inc.
New Brunswick, New Jersey



We consent to the use of our report dated June 29, 2001 relating to the balance sheets as of March 31, 2000 and 2001 and the related statements of operations, stockholders' equity and cash flows for the years then ended of Transpirator Technologies, Inc., in the Annual Report for 2001 on Form 10KSB Transpirator Technologies, Inc.



BRIMMER, BUREK & KEELAN LLP
Tampa, Florida
July 18, 2001